Exhibit 12.1



                CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES

                   FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES

    Calculation of Ferrellgas Partners' historical ratio of earnings to fixed charges in connection with the registration of debt securities of
                              Ferrellgas Partners.
                          (in thousands, except ratios)

                                                                                                            Six months
                                                                 Year ended July 31,                     ended January 31,
                                                  -----------------------------------------------------------------------------
Earnings                                             1998      1999     2000     2001       2002        2002          2003
--------                                          ---------  -------  -------  --------  ---------   ----------  --------------
Pre-tax income from continuing operations         $   4,943  $14,783  $   860  $ 64,068  $  59,959   $   54,686  $   64,890
Add: Fixed charges (see below)                       52,063   50,287   71,978    79,905     71,593       36,574      36,720
Less: capitalized interest                                -        -        -         -        697            -       1,092
                                                  ---------  -------  -------  --------  ---------   ----------  --------------
          Income as adjusted                      $  57,006  $65,070  $72,838  $143,973  $ 130,855   $   91,260  $  100,518
                                                  =========  =======  =======  ========  =========   ==========  ==============

Fixed charges
Interest, either expensed or capitalized, and
    amortized capitalized expenses related
    to indebtedness                               $  49,129  $46,621  $58,298  $ 61,544  $  59,608   $   30,322  $   31,872
An estimate of the interest within lease expense      2,934    3,666   13,680    18,361     11,985        6,252       4,848
                                                  ---------  -------  -------  --------  ---------   ----------  --------------
          Fixed charges                           $  52,063  $50,287  $71,978  $ 79,905  $  71,593   $   36,574  $   36,720
                                                  =========  =======  =======  ========  =========   ==========  ==============
Ratio of Earnings to Fixed Charges                      1.1      1.3      1.0       1.8        1.8          2.5         2.7
                                                  =========  =======  =======  ========  =========   ==========  ==============




                   FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES

  Calculation of Ferrellgas Partners' historical ratio of earnings to combined fixed charges and preference distributions in connection with the registration of senior units of Ferrellgas Partners.
                          (in thousands, except ratios)

                                                                                                            Six months
                                                                 Year ended July 31,                     ended January 31,
                                                  -----------------------------------------------------------------------------
Earnings                                             1998       1999       2000       2001       2002        2002       2003
--------                                          ---------  ---------  ---------  ---------  ---------  ----------  ----------
Pre-tax income from continuing operations         $   4,943  $  14,783  $     860  $  64,068  $  59,959  $   54,686  $   64,890
Add: Fixed charges (see below)                       52,063     50,287     71,978     79,905     71,593      36,574      36,720
Less: capitalized interest                                -          -          -          -        697           -       1,092
                                                  ---------  ---------  ---------  ---------  ---------  ----------  ----------
         Income as adjusted                       $  57,006  $  65,070  $  72,838  $ 143,973  $ 130,855  $  91,260   $  100,518
                                                  =========  =========  =========  =========  =========  ==========  ==========
Fixed charges
-------------
Interest, either expensed or capitalized,
     and amortized capitalized expenses
     related to indebtedness                      $  49,129  $  46,621  $  58,298  $  61,544  $  59,608  $  30,322   $   31,872
An estimate of the interest within lease
     expense                                          2,934      3,666     13,680     18,361     11,985      6,252        4,848
                                                  ---------  ---------  ---------  ---------  ---------
         Fixed charges                            $  52,063  $  50,287  $  71,978  $  79,905  $  71,593  $  36,574   $   36,720

Preference distributions                          $       -  $       -  $  11,108  $  18,013  $  11,172  $   5,604   $    5,525

Combined fixed charges and
preference distributions                          $  52,063  $  50,287  $  83,086  $  97,918  $  82,765  $  42,178   $   42,245

Ratio of Earnings to Fixed Charges                      1.1        1.3        0.9        1.5        1.6        2.2          2.4




                                Exhibit 12.1 - 1

                        FERRELLGAS, L.P. AND SUBSIDIARIES

 Calculation of Ferrellgas, L.P.'s historical ratio of earnings to fixed charges in connection with the registration of debt securities of Ferrellgas, L.P.
                          (in thousands, except ratios)

                                                                                                            Six months
                                                                 Year ended July 31,                     ended January 31,
                                                  -----------------------------------------------------------------------------
Earnings                                             1998       1999       2000       2001       2002        2002       2003
--------                                          ---------  ---------  ---------  ---------  ---------  ----------  ----------
Pre-tax income from continuing operations         $ 20,671   $30,606    $16,069    $ 82,032   $ 76,359   $   63,174  $   81,365
Add: Fixed charges (see below)                      36,549    34,773     56,931      66,047     55,957       28,718      28,382
Less: capitalized interest                               -         -          -           -        697            -       1,092
                                                  ---------  ---------  ---------  ---------  ---------  ----------  ----------
           Income as adjusted                     $ 57,220   $65,379    $73,000    $148,079   $131,619   $   91,892  $  108,655
                                                  =========  =========  =========  =========  =========  ==========  ==========
Fixed charges
Interest, either expensed or capitalized,
    and amortized capitalized expenses
    related to indebtedness                       $ 33,615   $31,107    $43,251    $ 47,686   $ 43,972   $  22,466   $  23,534
An estimate of the interest within lease expense     2,934     3,666     13,680      18,361     11,985       6,252       4,848
                                                  ---------  ---------  ---------  ---------  ---------  ----------  ----------
           Fixed charges                          $ 36,549    34,773    $56,931    $ 66,047   $ 55,957   $  28,718   $  28,382
                                                  =========  =========  =========  =========  =========  ==========  ==========
Ratio of Earnings to Fixed Charges                     1.6       1.9        1.3         2.2        2.4         3.2         3.8
                                                  =========  =========  =========  =========  =========  ==========  ==========


                                Exhibit 12.1 - 2